Exhibit 10.1
THIRD AMENDMENT TO THE
RIVERWOOD INTERNATIONAL EMPLOYEES RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2009 and Reflecting Amendments
Adopted Through December 31, 2009)
          WHEREAS, the Compensation and Benefits Committee of the Board of Directors of Graphic Packaging Holding Company has delegated to the Retirement Committee of Graphic Packaging International, Inc. (the “Retirement Committee”) the responsibility to make certain amendments to the Riverwood International Employees Retirement Plan (the “Plan”); and
          WHEREAS, the Retirement Committee deems it desirable to amend the Plan to implement the retirement strategy approved by the Compensation and Benefits Committee at its meetings held on November 17, 2010 and February 17, 2011, and to make certain other amendments;
          NOW, THEREFORE, BE IT RESOLVED, that the Plan be, and it hereby is amended, effective as of the dates indicated below, in the following respects:
1.	The Table of Contents is amended, effective as of June 30, 2011, by referencing the addition of a new Section 4.08 in Article 4 after Section 4.07 to read as follows:
“4.08 Cessation of Benefit Accruals for Non-Grandfathered Members”
2.	Section 1.05 is further amended, effective as of July 1, 2011, by adding a new paragraph (f) to read as follows:
“(f)	Notwithstanding the above, a Non-Grandfathered Member’s Average Final Salary shall be determined as of December 31, 2011, or as of his retirement or termination of employment, if earlier. Notwithstanding the cessation of Benefit Service as of June 30, 2011, for purposes of determining the amount of a Member’s Average Final Salary, Pensionable Earnings for the 2011 Plan Year shall include Pensionable Earnings for the period July 1, 2011 to December 31, 2011 to the extent it would have been counted had Benefit Service continued to be recognized under the Plan for that period.”

3.	Section 1.11 is amended, effective as of July 1, 2011, by adding the following sentence at the end thereof:
“Notwithstanding the foregoing, a Non-Grandfathered Member’s Covered Compensation shall be determined as of December 31, 2011, or as of his retirement or termination of employment, if earlier.”
4.	Article 1 is amended, effective as of July 1, 2011, by renumbering Sections 1.27 through 1.50 as Sections 1.28 through 1.51, respectively, by changing any references to those sections accordingly, and by adding a new Section 1.27 to read as follows:
“1.27	‘Non-Grandfathered Member’ means a Member who, on July 1, 2011, failed to meet one or more of the following requirements:
(a)	is age 50 or older,

(b)	has completed five or more years of Vesting Service,

(c)	is in active employment, is on an approved leave of absence, is in receipt of benefits under the Employer’s long-term disability plan, or is on a military leave as described in Section 3.01(c) provided the Member’s reemployment rights are protected by law on July 1, 2011.”
5.	Section 1.33, as renumbered, is amended, effective as of July 1, 2011, by adding the following sentence after subparagraph (b):
“A Non-Grandfathered Member who is accruing Benefit Service under Section 3.02(a)(iv) as of June 30, 2011 shall continue to be credited with Pensionable Earnings under the preceding paragraph for the period July 1, 2011 to December 31, 2011 to the extent he remains Disabled during that period and does not elect to commence payment of his Pension.”
6.	Section 1.33, as renumbered, is further amended, effective as of July 1, 2011, by adding the following sentence at the end thereof:
“Notwithstanding the above, Pensionable Earnings paid after December 31, 2011 with respect to a Non-Grandfathered Member shall not be counted under the Plan. In addition, no Pensionable Earnings shall be imputed for any period of absence after December 31, 2011 with respect to a Non-Grandfathered Member.”
7.	Section 3.01(d) is amended, effective as of July 1, 2011, by adding the following sentence at the end thereof:
“In addition, a Non-Grandfathered Member who is receiving payments under the Employer’s long-term disability plan as of June 30, 2011 or who becomes Disabled on or after July 1, 2011 shall continue to be credited with Vesting Service for his period of Disability until the earlier of the date the Member ceases to be Disabled or commences payment of his Pension.”

8.	Section 3.02(a)(ii) is amended, effective as of June 30, 2011, by adding the words “, provided such service is required to be recognized for benefit accrual purposes under applicable law” at the end of that subparagraph.
9.	Section 3.02(b) is amended, effective as of June 30, 2011, by adding a new subparagraph (v) to read as follows:
“(v)	Any period of service or period of absence after June 30, 2011 with respect to a Non-Grandfathered Member.”
10.	Section 4.01(c) is amended, effective as of July 1, 2011, by deleting the words “the sum of (i), (ii), (iii), (iv), and (v), but not less than (vi)” and by inserting in their place the words “the sum of (i), (ii), (iii), (iv), (v) and (vi), but not less than (vii)”, and by redesignating subparagraphs (iii) through (vi) as subparagraphs (iv) through (vii), respectively, and by adding a new subparagraph (iii) and revising subparagraph (ii) to read as follows:
“(ii)	1.20% of Average Final Salary multiplied by Benefit Service accrued as of June 30, 2011 in excess of 35 years.
(iii)	0.90% of Average Final Salary multiplied by Benefit Service accrued after June 30, 2011 in excess of 35 years (taking Benefit Service accrued prior to June 30, 2011 into account in determining the Member’s years of Benefit Service in excess of 35 years).”
11.	Section 4.04 is amended, effective as of June 30, 2011, by adding the words “Subject to the provisions of paragraph (e) below,” at the beginning of the first sentence of paragraph (a), and by adding a new paragraph (e) to read as follows:
“(e)	Restriction of Benefits for Non-Grandfathered Members. Notwithstanding the preceding provisions of this Section 4.04, in no event shall a Non-Grandfathered Member first become eligible for benefits under the provisions of this Section 4.04 after June 30, 2011. In addition, a Non-Grandfathered Member who is accruing Benefit Service under the provisions of this Section 4.04 as of June 30, 2011 shall cease to accrue Benefit Service under the provisions of this Section 4.04 as of June 30, 2011. A Non-Grandfathered Member’s benefit accrued under the provisions of this Section 4.04 shall continue to be governed by the provisions of this Section 4.04 on and after July 1, 2011, including the right to commence payment in accordance with the provisions of paragraph (d) above and Sections 4.01, 4.02, 4.03 and 4.05. For purposes of determining a Non-Grandfathered Member’s right to an early retirement Pension and the early retirement factor to be applied in the event a Member elects to commence payment of his Pension prior to the Member’s Normal Retirement Date under the provisions of Section 4.03, a Non-Grandfathered Member who is accruing benefits under the provisions of this Section 4.04 as of June 30, 2011 shall continue to accrue Vesting Service while the Member remains Disabled in accordance with the provisions of this Section 4.04 up to the date the Member’s Pension commences.”

12.	Article 4 is amended, effective as of June 30, 2011, by adding a new Section 4.08 to read as follows:
“4.08	Cessation of Benefit Accruals for Non-Grandfathered Members
Notwithstanding any provisions of the Plan to the contrary, in calculating the benefit payable to or on behalf of a Non-Grandfathered Member under the Plan after June 30, 2011, the following rules shall apply:

(a)	Benefit Service for benefit accrual purposes shall be frozen as of June 30, 2011;

(b)	Average Final Salary and Covered Compensation shall be frozen as of December 31, 2011; and

(c)	Vesting Service shall continue to be credited in accordance with the provisions of the Plan for all purposes.”
13.	Section 11.02(c) is amended, effective as of June 30, 2011, by adding the following sentence at the end thereof:
“In applying the provisions of the preceding sentence to a Non-Grandfathered Member, the benefit payable under the Hourly Plan shall be calculated based on the benefit level in effect at the earlier of the Member’s termination of employment or June 30, 2011.”
               BE IT FURTHER RESOLVED, that the Retirement Committee has approved this Third Amendment to the Riverwood International Employees Retirement Plan on this sixth day of May, 2011.

GRAPHIC PACKAGING INTERNATIONAL, INC. RETIREMENT COMMITTEE MEMBERS

By:	/s/ Daniel J. Blount
Daniel J. Blount

By:	/s/ Brad Ankerholz
Brad Ankerholz

By:	/s/ Cindy Baerman
Cindy Baerman

By:	/s/ Clint Demetriou
Clint Demetriou

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